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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference herein of our report dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997, relating to the consolidated balance sheets of Portsmouth Bank Shares, Inc. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in the Current Report on Form 8-K of CFX Corporation dated as of December 12, 1997, and to the reference to us in Item 5 of the Registration Statement.

                                         /s/ Shatswell, MacLeod & Company, P.C.
                                        ---------------------------------------
                                        SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
December 22, 1997